Exhibit 99.1

Mustang Bio Announces Reverse Stock Split

WORCESTER, Mass., Jan. 14, 2025 -- Mustang Bio, Inc. (“Mustang” or the “Company”) (Nasdaq: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell therapies into potential cures for difficult-to-treat cancers, today announced that it will effect a 1-for-50 reverse stock split of its issued and outstanding common stock. Mustang expects its common stock to begin trading on a split-adjusted basis on The Nasdaq Stock Market as of the commencement of trading on January 16, 2025.

The reverse stock split was approved on June 27, 2024 by Mustang’s Board of Directors and stockholders representing approximately 56% of the voting power of Mustang’s outstanding capital stock, with the authorization to determine the final ratio having been granted to the Company’s Board of Directors. The reverse stock split is intended to bring the Company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing.

Mustang’s common stock will continue to trade on The Nasdaq Stock Market under the symbol “MBIO” following the reverse stock split, with a new CUSIP number of 62818Q302. After the effectiveness of the reverse stock split, the number of outstanding shares of common stock will be reduced from approximately 64.8 million to approximately 1.3 million, subject to adjustment to give effect to the treatment of any fractional shares that stockholders would have received in the reverse stock split. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to a fractional share will receive a proportional cash payment.

Mustang’s transfer agent, VStock Transfer, LLC, is acting as the exchange and paying agent for the reverse stock split. VStock Transfer, LLC will provide instructions to stockholders regarding the process for exchanging physical share certificates. Mustang does not expect that stockholders holding their shares in book-entry form or through a bank, broker or other nominee need to take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or other nominee with any procedural questions. Additional information concerning the reverse stock split can be found in Mustang’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on July 10, 2024.

About Mustang Bio

Mustang Bio, Inc. is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell therapies into potential cures for difficult-to-treat cancers. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR-T therapies. Mustang’s common stock is registered under the Securities Exchange Act of 1934, as amended, and Mustang files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Mustang was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). For more information, visit www.mustangbio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. The Company’s forward-looking statements, include, but are not limited to, any statements relating to our growth strategy and product development programs, including the timing of and our ability to make regulatory filings such as INDs and other applications and to obtain regulatory approvals for our product candidates, statements concerning the potential of therapies and product candidates and any other statements that are not historical facts. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Risks and uncertainties include, among other things, our need for substantial additional funds in the immediate future; risks that any actual or potential clinical trials may not initiate or complete in sufficient timeframes to advance the Company’s corporate objectives, or at all, or that any promising early results obtained therefrom may not be replicable; risks related to the satisfaction of the conditions necessary to transfer the lease of the Company’s manufacturing facility to a potential transferee and receive the contingent payment in connection with the sale of such facility in the anticipated timeframe or at all; disruption from the sale of the Company’s manufacturing facility making it more difficult to maintain business and operational relationships; negative effects of Company announcements on the market price of the Company’s common stock; the development stage of the Company’s primary product candidates; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; government regulation; patent and intellectual property matters; competition; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K filed on March 11, 2024, subsequent Quarterly Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:

Jaclyn Jaffe and Nicole McCloskey

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com